UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2016

Advanced Drainage Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026

(Address of principal executive offices) (Zip Code)

(614) 658-0050

(Registrant’s telephone number, including area code)

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2016, Advanced Drainage Systems, Inc. (the “Company”) appointed Tim A. Makowski as the Company’s Vice President, Controller and Chief Accounting Officer. Mr. Makowski, age 38, will oversee the Company’s accounting matters and will also serve as the Company’s principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission. Scott A. Cottrill will continue in his role as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, but will no longer serve as the Company’s principal accounting officer as of the date of Mr. Makowski’s appointment.

Mr. Makowski comes to the Company with over 16 years of financial reporting, accounting and corporate finance experience. Prior to joining the Company Mr. Makowski served in various positions with the international accounting firm PricewaterhouseCoopers LLP in both the United States and Hungary, most recently serving from October of 2010 until April of 2016 as a director within the capital markets and accounting advisory services practice. Mr. Makowski holds a bachelor’s degree in accounting from DeVry Institute of Technology and is also a Certified Public Accountant.

In connection with Mr. Makowski’s appointment, Mr. Makowski accepted an offer letter (the “Offer Letter”) and thereafter the Company and Mr. Makowski entered into a standard employment agreement (the “Employment Agreement” and, together with the Offer Letter, the “Employment Arrangement”). Pursuant to the terms of his Employment Arrangement, Mr. Makowski is entitled to an annual base salary of $275,000, and is eligible to participate in the Company’s Annual Cash Incentive Plan, with an initial annual targeted cash bonus of 40% of his base salary. Mr. Makowski will be eligible to receive, at a later date, equity based awards of restricted stock with a value of $50,000 and non-qualified stock options with a value of $100,000, subject to approval by the Company’s Board of Directors. Mr. Makowski will also receive a lump sum cash signing bonus of $50,000. Mr. Makowski is further entitled to certain standard benefits, including vacation, sick leave, and life and long and short term disability insurance. Mr. Makowski will also receive relocation support and expense reimbursement pursuant to the Company’s relocation policy. The Employment Agreement also includes a two-year non-competition and non-solicitation provision, certain confidentiality covenants, and a provision requiring assignment of any of his Company-related inventions to the Company.

Mr. Makowski does not have any family relationship with any of the directors or executive officers of the Company. Mr. Makowski is not a party to any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2016	ADVANCED DRAINAGE SYSTEMS, INC.

	By:	/s/ Scott A. Cottrill
Scott A. Cottrill
Executive Vice President and Chief Financial Officer